Exhibit 10.3

PHILLIPS-VAN HEUSEN CORPORATION
SUPPLEMENTAL DEFINED BENEFIT PLAN

(As Amended and Restated effective as of January 1, 2005)

WHEREAS,

1.

Phillips-Van Heusen Corporation (the “Company”) adopted, effective as of January 1, 1991, the Supplemental Defined Benefit Plan (the “Plan”) embodied herein in order to provide deferred compensation to those management or highly compensated employees of the Company and its various Subsidiaries who are eligible to participate hereunder.

2.

The Company believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

3.

The Company heretofore amended and restated the Plan effective as of November 1, 1998 in order to, among other things, modify the interest and mortality factors used to calculate payments to Plan Participants, and to provide additional distribution options to Plan Participants.

4.

The Company again amended and restated the Plan effective June 1, 2003 to, among other things, provide that certain employees of Calvin Klein, Inc. would be eligible to participate.

5.

The Company desires to amend and restate the Plan effective as of January 1, 2005 to incorporate amendments adopted since the Plan was last restated and to bring the terms of the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and final regulations promulgated by the Internal Revenue Service thereunder.

6.

Effective January 1, 2008, certain employees of PVH Superba/Insignia Neckwear, Inc. and PVH/Superba Retail Management Corp. shall be eligible to participate.

NOW, THEREFORE, the Company hereby amends and restates the Plan effective as of January 1, 2005 to read as follows:

ARTICLE I

Participation and Distribution Elections

1.01

Eligibility.  Each Eligible Employee shall become a Participant in the Plan on the applicable date set forth in Section 1.02.

1.02

Participation; Entry Dates.  An Eligible Employee shall become a Participant of the Plan as follows:

(a)

New Hires.  An individual who is an Eligible Employee on the date that he or she first has an Hour of Service with the Company or a Participating Subsidiary shall become a Participant on the date that he or she becomes a participant of the Qualified Plan.

(b)

Other Employees.  Each other Eligible Employee shall become a Participant on the January 1st coincident with or next following the later of the date on which he or she becomes an Eligible Employee or the date that he or she becomes a participant of the Qualified Plan; provided, however, that any Eligible Employee who was a Participant of the Plan on December 31, 2004 shall automatically be a Participant on January 1, 2005.

1.03

Distribution Elections.  Subject to such conditions and requirements as the Committee may deem appropriate:

(a)

an Eligible Employee referred to in Section 1.02(a) may file a Distribution Election with the Company within thirty (30) days following the date on which he or she first becomes a Participant; and

(b)

an Eligible Employee referred to in Section 1.02(b) may file a Distribution Election with the Company no later than thirty (30) days following the date that he or she becomes a Participant of the Plan.

A Participant who fails to file a Distribution Election within such time period shall be deemed to have filed, on the last day on which a Distribution Election under Section 1.03(a) or (b) above could have been filed, a Distribution Election electing to have his or her Payment Date be his or her Termination Date.

1.04

Changes in Distribution Elections.  A Participant may change his or her Distribution Election by filing a new Distribution Election, which shall supersede the Distribution Election then in effect; provided, however, that, except with respect to Grandfathered Amounts, any such new Distribution Election shall not be given any effect unless (i) such Distribution Election is filed with the Company at least twelve (12) months prior to the originally-scheduled Payment Date, and (ii) the first payment with respect to such new Distribution Election is deferred for a period of not less than five (5) years after the date payment would have been made had such new Distribution Election not been filed.  A new Distribution Election with respect to Grandfathered Amounts shall not be effective unless filed with the Company in the calendar year preceding the calendar year in which his or her Termination Date occurs.

ARTICLE II

Benefits

2.01

Termination On or After Normal Retirement.

(a)

Amount.  If a Participant’s Termination Date shall be on or subsequent to his or her Normal Retirement Date, the following calculations shall be made:

(i)

There shall first be determined the amount per annum which would be payable as a life annuity to such Participant under the provisions of the Qualified Plan commencing on the first day of the calendar month next succeeding the calendar month in which his or her Termination Date shall occur on the assumptions that (A) the provisions of the Qualified Plan designed to comply with the requirements of section 415 of the Code were not included therein, (B) the provisions of the Qualified Plan designed to comply with the requirements of section 401(a)(17) of the Code were not included therein, (C) the definition of Compensation contained in the Qualified Plan provided an add-back for contributions by such Participant to the Company’s Supplemental Savings Plan and (D) if such Participant’s employment by the Company and all of its Subsidiaries shall have terminated by reason of his or her death, that it had terminated other than by reason of his or her death.

(ii)

There shall then be determined the amount per annum which is actually payable as a life annuity to such Participant under the Qualified Plan commencing on the first day of the calendar month next succeeding the calendar month in which his or her Termination Date shall occur; provided, however, that, if such Participant’s employment by the Company and all of its Subsidiaries shall have terminated by reason of his or her death, such amount per annum shall be determined on the assumption that such employment had terminated other than by reason of his or her death.

(iii)

There shall then be determined the amount equal to the excess, if any, of the amount per annum determined in accordance with the provisions of Section 2.01(a)(i) over the amount per annum determined in accordance with the provisions of Section 2.01(a)(ii).

(b)

Termination Other Than Due to Death.

(i)

In the event that the Termination Date of a Participant described in Section 2.01(a) occurs other than due to death, there shall be paid to such Participant (or, in the event of his or her death after such Termination Date but before payment occurs, to such Participant’s surviving spouse, if any, and if there is no surviving spouse, to such Participant’s estate), within sixty (60) days after a Participant’s Payment Date the amount which, when expressed as a single sum as of the Participant’s Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.01(a)(iii); provided, however, that if such Participant shall have elected in his or her Distribution Election to defer his or her Payment Date to the January next following his or her Termination Date and if such Payment Date shall be more than sixty (60) days following his or her Termination Date, then the single sum amount payable to such Participant as computed in accordance with the provisions of this Section 2.01(b)(i) shall be increased by an amount equal to the product of (x) such single sum amount (y) the Plan Interest Rate in effect on such Participant’s Termination Date and (z) a fraction the numerator of which is the number of days beginning on such Participant’s Termination Date and ending on the January 1 following such Termination Date and the denominator of which is three hundred and sixty five (365).

(ii)

Notwithstanding anything contained in Section 2.01(b)(i) to the contrary and subject to such conditions as the Committee may at any time and from time to time determine, if a Participant described in Section 2.01(b)(i) shall have so elected in his or her Distribution Election, then he or she shall receive the benefits due him or her under the Plan as calculated in accordance with the provisions of this Section 2.01(b)(ii) in five (5) annual installments commencing as of, and as soon as administratively possible following, the January 1 next following his or her Termination Date.  The first such installment payable hereunder shall equal the product of (x) the sum of (A) the amount which, when expressed as a single sum as of the Participant’s Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.01(a)(iii), and (B) if such Payment Date shall be more than sixty (60) days following his or her Termination Date, the product of (1) such single sum amount and (2) the Plan Interest Rate in effect on such Participant’s Termination Date and (3) a fraction the numerator of which is the number of days beginning on such Participant’s Termination Date and ending on the January 1 following such Termination Date and the denominator of which is three hundred and sixty five (365) and (y) a fraction the numerator of which shall be one and the denominator of which shall be five (5).   Each of the four (4) subsequent installments shall be payable as of, and within thirty (30) days following, the next succeeding January 1 and shall be in an amount equal to the product of (x) the sum of (A) the excess of the single sum amount which would have been payable to such Participant as of the prior January 1 if he or she were entitled to receive a single sum payment in lieu of the remaining installment payments over the amount distributed to such Participant as of such January 1 and (B) the product of (1) such single sum amount and (2) the Plan Interest Rate in effect during the calendar year prior to the calendar year in which such installment payment is being paid and (y) a fraction the numerator of which shall be one and the denominator of which shall be the excess of five (5) over the number of such installments theretofore paid; provided, however, that the last installment shall be equal to the remaining amount due such Participant in accordance with the provisions of this Section 2.01(b)(ii).  If a Participant shall die prior to his or her receipt of any or all of the installments due under this Section 2.01(b)(ii), and if his or her Beneficiary under the Qualified Plan shall be his spouse, then the remaining installments shall be paid at such time or times as they would be otherwise paid if such Participant had not died prior to receipt of all of such installments.  If a Participant shall die prior to his or her receipt of any or all of the installments due under this Section 2.01(b)(ii), and if his or her Beneficiary under the Qualified Plan shall not be his spouse, then the remaining installments due shall be paid to such Participant’s estate in a lump sum amount, without any interest or earnings thereon from and after the date of such Participant’s death.  Any amount due under this Section 2.01(b)(ii) shall be paid within thirty (30) days following the date as of which such amount shall be due, without any interest or earnings thereon from and after the date as of which such amount shall be due.

(c)

Termination Due to Death.

(i)

Except as provided in Section 2.01(c)(ii), in the event that the Termination Date of a Participant described in Section 2.01(a) occurs as a result of such Participant’s death, there shall be paid to such Participant’s surviving spouse, if any, and if there is no surviving spouse, to such Participant’s estate, within sixty (60) days after a Participant’s Termination Date the amount which, when expressed as a single sum as of the Participant’s Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.01(a)(iii) based on the Participant’s age as of his or her date of death.

(ii)

Notwithstanding anything in Section 2.01(c)(i) above to the contrary and subject to such conditions as the Committee may at any time and from time to time determine, if such Participant shall have elected in his or her Distribution Election to receive the benefits due him under the Plan in installment payments, and if such Participant’s Beneficiary under the Qualified Plan shall be his spouse, then such spouse shall receive the benefits due him or her under the Plan as calculated in accordance with the provisions of this Section 2.01(c)(ii) in five (5) annual installments commencing as of, and within thirty (30) days following, the January 1 following such Participant’s Termination Date.  The first such installment payable hereunder shall equal the product of (x) the sum of (A) the amount which, when expressed as a single sum as of the Participant’s Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.01(a)(iii) based on the Participant’s age as of his or her date of death, and (B) if such Payment Date shall be more than sixty (60) days following the Participant’s Termination Date, the product of (1) such single sum amount and (2) the Plan Interest Rate in effect on such Participant’s Termination Date and (3) a fraction the numerator of which is the number of days beginning on such Participant’s Termination Date and ending on the January 1 following such Termination Date and the denominator of which is three hundred and sixty five (365) and (y) a fraction the numerator of which shall be one and the denominator of which shall be five (5).  Each of the four (4) subsequent installments shall be payable as of, and as soon as administratively possible following, the next succeeding January 1 and shall be in an amount equal to the product of (x) the sum of (A) the excess of the single sum amount which would have been payable to such spouse as of the prior January 1 if he or she were entitled to receive a single sum payment in lieu of the remaining installment payments over the amount distributed to such spouse as of such January 1 and (B) the product of (1) such single sum amount and (2) the Plan Interest Rate in effect during the calendar year prior to the calendar year in which such installment payment is being paid and (y) a fraction the numerator of which shall be one and the denominator of which shall be the excess of five (5) over the number of such installments theretofore paid; provided, however, that the last installment shall be equal to the remaining amount due such spouse in accordance with the provisions of this Section 2.01(c)(ii).  If such a spouse shall die prior to his or her receipt of any or all of the installments due under this Section 2.01(c)(ii), then the remaining installments due shall be paid to such spouse’s estate in a lump sum amount, without any interest or earnings thereon from and after the date of such spouse’s death.  Any amount due under this Section 2.01(c)(ii) shall be paid within thirty (30) days following the date as of which such amount shall be due, without any interest or earnings thereon from and after the date as of which such amount shall be due.

2.02

Termination Before Normal Retirement.

(a)

Amount.  If a Participant’s Termination Date shall be prior to his or her Normal Retirement Date and at a time when his or her Vested Percentage shall be one hundred percent (100%), the following calculations shall be made:

(i)

There shall first be determined the amount per annum which would be payable as a life annuity to such Participant under the provisions of the Qualified Plan commencing on his or her Normal Retirement Date on the assumptions that (A) the provisions of the Qualified Plan designed to comply with the requirements of section 415 of the Code were not included therein, (B) the provisions of the Qualified Plan designed to comply with the provisions of section 401(a)(17) of the Code were not included therein, (C) the definition of Compensation contained in the Qualified Plan provided an add-back for contributions by such Participant to the Company’s Supplemental Savings Plan and (D) if such Participant’s employment by the Company and all of its Subsidiaries shall have terminated by reason of his or her death, that it had terminated other than by reason of his or her death.

(ii)

There shall then be determined the amount per annum which is actually payable as a life annuity to such Participant under the Qualified Plan commencing on his or her Normal Retirement Date; provided, however, that, if such Participant’s employment by the Company and all of its Subsidiaries shall have terminated by reason of his or her death, such amount per annum shall be determined on the assumption that such employment had terminated other than by reason of his or her death.

(iii)

There shall then be determined the amount equal to the excess, if any, of the amount per annum determined in accordance with the provisions of Section 2.02(a)(i) over the amount per annum determined in accordance with the provisions of Section 2.02(a)(ii).

(b)

Payments Other Than Due to Death.

(i)

In the event that the Termination Date of a Participant described in Section 2.02(a) occurs other than due to death, there shall be paid to such Participant (or, in the event of his or her death after such Termination Date but before payment occurs, to such Participant’s surviving spouse, if any, and if there is no surviving spouse, to such Participant’s estate), within sixty (60) days after such Participant’s Payment Date, the amount which, when expressed as a single sum as of such Participant’s Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.02(a)(iii); provided, however, that if such Participant shall have elected in his or her Distribution Election to defer his or her Payment Date to the January next following his or her Termination Date and if such Payment Date shall be more than sixty (60) days following his or her Termination Date, then the single sum amount payable to such Participant as computed in accordance with the provisions of this Section 2.02(b)(i) shall be increased by an amount equal to the product of (x) such single sum amount (y) the Plan Interest Rate in effect on such Participant’s Termination Date and (z) a fraction the numerator of which is the number of days beginning on such Participant’s Termination Date and ending on the January 1 following such Termination Date and the denominator of which is three hundred and sixty five (365).

(ii)

Notwithstanding anything contained in Section 2.02(b)(i) to the contrary and subject to such conditions as the Committee may at any time and from time to time determine, if such Participant described in Section 2.02(b)(i) shall have so elected in his or her Distribution Election, then he or she shall receive the benefits due him or her under the Plan as calculated in accordance with the provisions of this Section 2.02(b)(ii) in five (5) annual installments commencing as of, and within thirty (30) days following, the January 1 following his or her Termination Date.  The first such installment payable hereunder shall equal the product of (x) the sum of (A) the amount which, when expressed as a single sum as of the Participant’s Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.02(a)(iii), and (B) if such Payment Date shall be more than sixty (60) days following his or her Termination Date, the product of (1) such single sum amount and (2) the Plan Interest Rate in effect on such Participant’s Termination Date and (3) a fraction the numerator of which is the number of days beginning on such Participant’s Termination Date and ending on the January 1 following such Termination Date and the denominator of which is three hundred and sixty five (365) and (y) a fraction the numerator of which shall be one and the denominator of which shall be five (5).  Each of the four (4) subsequent installments shall be payable as of, and as soon as administratively possible following, the next succeeding January 1 and shall be in an amount equal to the product of (x) the sum of (A) the excess of the single sum amount which would have been payable to such Participant as of the prior January 1 if he or she were entitled to receive a single sum payment in lieu of the remaining installment payments over the amount distributed to such Participant as of such January 1 and (B) the product of (1) such single sum amount and (2) the Plan Interest Rate in effect during the calendar year prior to the calendar year in which such installment payment is being paid and (y) a fraction the numerator of which shall be one and the denominator of which shall be the excess of five (5) over the number of such installments theretofore paid; provided, however, that the last installment shall be equal to the remaining amount due such Participant in accordance with the provisions of this Section 2.02(b)(ii).  If a Participant shall die prior to his or her receipt of any or all of the installments due under this Section 2.02(b)(ii), and if his or her Beneficiary under the Qualified Plan shall be his spouse, then the remaining installments shall be paid at such time or times as they would be otherwise paid if such Participant had not died prior to receipt of all of such installments.  If a Participant shall die prior to his or her receipt of any or all of the installments due under this Section 2.02(b)(ii), and if his or her Beneficiary under the Qualified Plan shall not be his spouse, then the remaining installments due shall be paid to such Participant’s estate in a lump sum amount, without any interest or earnings thereon from and after the date of such Participant’s death.  Any amount due under this Section 2.02(b)(ii) shall be paid within thirty (30) days following the date as of which such amount shall be due, without any interest or earnings thereon from and after the date as of which such amount shall be due.  Notwithstanding anything in this Section 2.02(b)(ii) to the contrary, if during the calendar year in which such Participant’s Termination Date shall occur a Participant shall have filed a Distribution Election with the Company to receive payment of his or her benefits under the Plan in accordance with the provisions of this Section 2.02(b)(ii), such Distribution Election shall be null and void and such Participant shall receive a distribution of his or her benefits under the Plan in accordance with the provisions of Section 2.02(b)(i).

(c)

Termination Due to Death.

(i)

Except as provided in Section 2.02(c)(ii) below, in the event that the Termination Date of a Participant described in Section 2.02(a) occurs as a result of such Participant’s death, then, (x) if he or she shall die prior to his or her fifty-fifth (55th) birthday and he or she shall have been married on the date of his or her death, there shall be paid to his or her surviving spouse, within sixty (60) days after his or her Termination Date the amount which, when expressed as a single sum as of his or her Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.02(a)(iii) based on the Participant’s age as of his or her date of death, or (y) if he or she shall die on or subsequent to his or her fifty-fifth (55th) birthday, there shall be paid to such Participant’s surviving spouse if any, and if there is no surviving spouse, to such Participant’s estate, within sixty (60) days after his or her Termination Date, the amount which, when expressed as a single sum as of his or her Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.02(a)(iii) based on the Participant’s age as of his or her date of death.

(ii)

Notwithstanding anything in Section 2.02(c)(i) above to the contrary and subject to such conditions as the Committee may at any time and from time to time determine, if such Participant shall have elected in his or her Distribution Election to receive the benefits due him under the Plan in installment payments, and if such Participant’s Beneficiary under the Qualified Plan shall be his spouse, then such spouse shall receive the benefits due him or her under the Plan as calculated in accordance with the provisions of this Section 2.02(c)(ii) in five (5) annual installments commencing as of, and within thirty (30) days following, the January first following such Participant’s Termination Date.  The first such installment payable hereunder shall equal the product of (x) the sum of (A) the amount which, when expressed as a single sum as of the Participant’s Termination Date, is the Actuarial Equivalent of the amount per annum determined in accordance with the provisions of Section 2.02(a)(iii) based on the Participant’s age as of his or her date of death, and (B) if such Payment Date shall be more than sixty (60) days following the Participant’s Termination Date, the product of (1) such single sum amount and (2) the Plan Interest Rate in effect on such Participant’s Termination Date and (3) a fraction the numerator of which is the number of days beginning on such Participant’s Termination Date and ending on the January 1 following such Termination Date and the denominator of which is three hundred and sixty five (365) and (y) a fraction the numerator of which shall be one and the denominator of which shall be five (5).  Each of the four (4) subsequent installments shall be payable as of, and within thirty (30) days following, the next succeeding January 1 and shall be in an amount equal to the product of (x) the sum of (A) the excess of the single sum amount which would have been payable to such spouse as of the prior January 1 if he or she were entitled to receive a single sum payment in lieu of the remaining installment payments over the amount distributed to such spouse on such January 1 and (B) the product of (1) such single sum amount and (2) the Plan Interest Rate in effect during the calendar year prior to the calendar year in which such installment payment is being paid and (y) a fraction the numerator of which shall be one and the denominator of which shall be the excess of five (5) over the number of such installments theretofore paid; provided, however, that the last installment shall be equal to the remaining amount due such spouse in accordance with the provisions of this Section 2.02(c)(ii).  If such a spouse shall die prior to his or her receipt of any or all of the installments due under this Section 2.02(c)(ii), then the remaining installments due shall be paid to such spouse’s estate in a lump sum amount, without any interest or earnings thereon from and after the date of such spouse’s death.  Any amount due under this Section 2.02(c)(ii) shall be paid within thirty (30) days following the date as of which such amount shall be due, without any interest or earnings thereon from and after the date as of which such amount shall be due.

2.03

Delay in Payments to Specified Employees.  Notwithstanding anything contained in the Plan to the contrary, a distribution of benefits under the Plan (other than a distribution of Grandfather Amounts) on account of separation of service to a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) shall be made, or commence to be made, on the later of (i) the date provided under the Plan without regard to this paragraph, or (ii) the first business day of the seventh month following such Participant’s separation from service (the “delayed payment period”).  A Participant shall be a “specified employee” if he or she is a “key employee” (as defined in Section 416(i) of the Code without regard to Section 416(i)(5) thereof) of the Company or any Affiliate at any time during the 12-month period ending on the “Identification Date.”  If a Participant is a “key employee” as of an Identification Date, then he or she shall be treated as a “specified employee” for the 12-month period beginning on the first day of the fourth month following the Identification Date.  For purposes of the foregoing, the Identification Date shall be December 31.  In the event that payment(s) of a Participant’s benefits under the Plan is (are) delayed as a result of this Section 2.03, the delayed payment (or the first payment in the event of installment payments) shall be increased by interest for the delayed payment period calculated at the “Plan Interest Rate.”  The Plan Interest Rate during the delayed payment period shall be the rate per annum of the yield to maturity on a 10-year Treasury Note in effect on the first business day of the Plan Year in which the delayed payment period commences; provided, however, that if the delayed payment period extends beyond the close of a Plan Year, the Plan Interest Rate shall be adjusted so that interest for the remainder of the delayed payment period is based on the 10-year Treasury Note in effect on the first business day of the following Plan Year.

ARTICLE III

General

3.01

Benefits Payable from Company Assets.  The sole interest of each Participant under the Plan shall be to receive the benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof and neither any Participant nor any person claiming under or through him or her shall have any right, title or interest in or to any of the assets of the Company.   All benefits hereunder shall be paid solely from the general assets of the Company, the Company shall not maintain any separate fund to provide any benefits hereunder and each Participant (or the executors or administrators of his or her estate) shall be solely an unsecured creditor of the Company with respect thereto.

3.02

Offsets.  Notwithstanding any provisions of the Plan to the contrary, the Company may, if the Committee in its sole and absolute discretion shall determine, offset any amounts to be paid to a Participant (or, in the event of his or her death, the executors or administrators of his estate) under the Plan against any amounts which such participant may owe to the Company and/or any one of more of its Subsidiaries.

3.03

Assignments Prohibited.  Except as required by applicable law, no benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance, and any attempt to do so shall be void; nor, except as otherwise provided in Section 3.02, shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant.

3.04

Withholdings.  All payments made by the Company under the Plan to any Participant (or, in the event of his or her death, the executors or administrators of his or her estate) shall be subject to withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the executors or administrators of the estate of a deceased Participant, the delivery to the Company of such tax waivers, letters testamentary and other documents as the Committee may reasonably request.

ARTICLE IV

Administration

4.01

Conflicts.  No Committee member at any time acting hereunder who is a Participant shall, acting in his or her capacity as such, have any voice in any decision of the Committee made uniquely with respect to such Committee member or his benefits hereunder.

4.02

Committee Determinations.  In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the other Committee member or Committee members, the Company and its Subsidiaries, all persons at any time in the employ of the Company or any of its Subsidiaries and the Participants and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

4.03

Successor Members.  Subject to the provisions of Section 4.01, each additional and each successor Committee member at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the initial Committee members hereunder and all of the duties and obligations so imposed upon the initial Committee members hereunder.

4.04

No Bond Required.  No Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of his or her duties as such Committee member.

4.05

Retention of Counsel.  The Committee may retain legal counsel and actuarial counsel selected by it.  Any Committee member may himself or herself act in any such capacity, and any such legal counsel and actuarial counsel may be persons acting in a similar capacity for the Company and/or one or more of its Subsidiaries and may be employees of the Company and/or one or more of its Subsidiaries.  The opinion of any such legal counsel or actuarial counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.

4.06

Authority to Delegate.  In addition to all rights to allocate and delegate responsibilities, obligations or duties specifically granted to the Committee by the provisions hereof, it is specifically understood that the Committee is hereby granted, and shall always have, to the fullest extent allowed by law, by a written instrument executed by all of the members of the Committee and revocable by any one or more of them, the power to allocate any and all specific responsibilities, obligations or duties among themselves and to delegate to any other person, firm or corporation the responsibility to carry out any of their responsibilities hereunder and, to the extent of any such allocation or delegation, the person or persons effecting such allocation or delegation shall have no responsibility for any acts or omissions of the other person, firm or corporation to whom such responsibilities, obligations or duties have been allocated or delegated.

4.07

Records.  The Company and the Committee shall each keep such records, and shall each seasonably give notice to the other of such information, as shall be proper, necessary or desirable in order to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Participants, dates of employment and determinations made hereunder.   Neither the Company nor the Committee shall be required to duplicate any records kept by the other.  To the extent that the Company and/or the Committee shall prescribe forms for use by the Participants in communicating with the Company or the Committee, as the case may be, and/or shall establish periods during which communications may be received, the Company and the Committee shall respectively be protected in disregarding any notice or communication for which a form shall have been so prescribed and which shall not be received on such form and/or any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period, and the Company and the Committee shall also respectively be protected in accepting any notice or communication which shall not be made on the proper form and/or in accepting any notice or communication which shall not be received during the proper period, and their doing so shall not be deemed to create any precedent with respect thereto.  The Company and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate.

4.08

Authority to Exercise Discretion.  All determinations hereunder made by the Company or the Committee shall be made in the sole and absolute discretion of the Company or of the Committee, as the case may be.

4.09

Disputes.  In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amounts payable to any person under the Plan and the applicability and interpretation of the provisions of the Plan, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Company, all of its Subsidiaries, all persons at any time in the employ of the Company and/or one or more of its Subsidiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of the foregoing.

4.10

No Liability.  The Company shall not have any responsibility or liability whatever hereunder except to make any payment required under the provisions hereof, and no director or officer of the Company who is not a Committee member shall have any responsibility or liability whatever hereunder and no director or officer of the Company who is a Committee member shall have any responsibility or liability hereunder other than by reason of being a Committee member.

ARTICLE V

Claims Procedure

5.01

Filing Claims.  If a Participant (or, in the event of his or her death, the executors or administrators of his or her estate) (the “Claimant”) believes that he or she has not received all the benefits to which he or she is entitled under the Plan or has otherwise been damaged by any action or decision regarding his or her participation in the Plan or the benefits payable to him or her under the Plan, he or she may file a claim notice with the Claims Officer.   The claim notice must be typewritten and signed and shall specify in reasonable detail his or her objections and the reasons therefor.

5.02

Claim Denial.  If the Claims Officer shall deny a claim in whole or in part, the Claimant shall be given written notice of this decision within ninety (90) days after the claim is filed.   In the event that special circumstances require more time, this ninety (90) day period may be extended by up to an additional ninety (90) days.  In such a case, the special circumstances shall be explained to the Claimant and the Claims Officer shall indicate the date by which he or she expects to render a final decision.  The notice that the claim has been denied in whole or in part will inform the Claimant of the specific reason or reasons for the denial, will contain specific references to the pertinent Plan provisions on which the denial is based, will describe any additional material or information necessary for the Claimant to perfect the claim and will inform the Claimant of the steps he or she must take if he or she wishes to submit the claim for review.

5.03

Appeals.  If a claim is denied and the Claimant disagrees with the decision of the Claims Officer, the Claimant may appeal that decision to the Committee by filing with the Committee a written request for review.  Such request must be filed with the Committee within sixty (60) days after receipt by the Claimant of written notification of the denial of his claim by the Claims Officer, must be typewritten and signed and must state the reasons underlying the appeal.  Upon appeal the Claimant may review pertinent documents, may submit issues and comments in writing, may request a hearing before the Committee and may be represented, if he or she wishes, at his or her own expense, by legal counsel or other authorized representative.  The Committee will ordinarily render a written decision within sixty (60) days after receipt of a request for review.  If special circumstances require more time (for example, if a hearing is requested), this sixty (60)

day period may be extended by up to an additional sixty (60) days, in which case the Claimant will be so notified before the expiration of the original sixty (60) day period.  The Committee’s decision on review will include specific reasons for their decision as well as specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE VI

Definitions

6.01

Definitions.  For purposes of the Plan, the following terms shall have the respective meanings assigned thereto.

(a)

“Actuarial Equivalent,” when used with respect to a benefit or an amount, shall mean for termination of employment (a) prior to January 1, 1999, a benefit or amount having the same value as such first mentioned benefit or amount when computed on the basis of interest at the rate of seven and one half percent (7½%) per annum, compounded annually and mortality based on the 1983 Group Annuity Mortality Table for Males Set Back Five (5) Years for Females and (b) on or after January 1, 1999, a benefit or amount having the same value as such first mentioned benefit or amount when computed on the basis of an interest rate equal to the average annual rate of interest on 30-year Treasury securities for the month of November most recently preceding the calendar year in which the Termination Date of the Participant to whom or in respect of whom a distribution is to be made hereunder, as specified in guidance published by the IRS, and mortality based on the 1983 Group Annuity Mortality Table, as modified and set forth under IRS Revenue Ruling 95-6.

(b)

“Beneficiary,” as used with respect to the Participant and with respect to any time, shall mean the Participant’s “beneficiary” under the Qualified Plan as in effect at the time with respect to which such term is used.

(c)

“Board” shall mean the board of directors of the Company or any committee designated by said board of directors to have its authority with respect to the Plan.

(d)

“Claims Officer” shall mean the Vice President - Corporate Human Resources of the Company or, if the claimant shall be the Vice President - Corporate Human Resources, the Chief Financial Officer of the Company.

(e)

“Code” shall mean the Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.

(f)

“Committee” shall mean the Compensation Committee of the Board, which is charged with the administration of the Plan.

(g)

“Distribution Election,” shall mean a Participant’s written election specifying the Payment Date as of which amounts payable to such Participant in accordance with the provisions of Article 2 shall be paid, and any optional form of payment permitted by the Plan.

(h)

“Eligible Employee” shall mean each management or highly compensated employee, within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, of the Company and/or one of more of its Participating Subsidiaries who has an annual rate of base salary of $150,000 or more; provided, however, that notwithstanding anything contained in the Plan to the contrary, Mervyn Mandelbaum, shall not be eligible to become a Participant.

(i)

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 as in effect at the time with respect to which such term is used.

(j)

“Grandfathered Amounts” shall mean, with respect to any Participant, the present value, as of December 31, 2004, of the amount to which the Participant would be entitled to under the Plan if he or she voluntarily terminated employment with the Company on December 31, 2004 and received a payment of the benefits having the maximum value available under the Plan on the earliest possible date allowed under the Plan; provided, however, that such Grandfathered Amount shall be increased to equal the present value of the benefit the Participant actually becomes entitled to under the Plan without regard to any further services rendered by the Participant after December 31, 2004 or any other events affecting the amount of the entitlement to benefits (other than an election with respect to the time or form of an available benefit under the Plan).

(k)

“Normal Retirement Date” shall have the meaning ascribed thereto by the provisions of the Qualified Plan.

(l)

“Participant” shall mean a person who shall have become a Participant under the Plan in accordance with the provisions of Section 1.02 and whose participation shall not have terminated by reason of the payment of his benefits hereunder.

(m)

“Participating Subsidiary” shall mean a Subsidiary that has adopted the Plan with the approval of the Company.  Effective January 31, 2004, Calvin Klein, Inc. shall be a Participating Subsidiary.  Effective January 1, 2008, PVH Superba/Insignia Neckwear, Inc. and PVH/Superba Retail Management Corp. shall each be a Participating Subsidiary.

(n)

“Payment Date” shall mean a Participant’s Termination Date or the first business day of the year following the year in which a Participant’s Termination Date shall occur as set forth in such Participant’s Distribution Election on file with the Company; provided, however, that, if such Participant shall be a “covered employee” of the Company within the meaning of section 162(m)(3) of the Code with respect to the taxable year of the Company in which his or her Termination Date shall occur, then, such Participant’s Payment Date shall be the first day of the succeeding taxable year of the Company.  Each payment due hereunder with respect to any benefits other than Grandfathered Amounts, shall be treated as a separate payment for purposes of Section 409A of the Code and the regulations promulgated thereunder.

(o)

“Permanent Disability,” as used with respect to a Participant, shall mean a state of physical or mental incapacity of such Participant such that, in the opinion of the Committee, based upon a medical certificate from a physician or physicians satisfactory to the Committee, such Participant, by reason of injury, illness or disease, is unable to fulfill the requirements of his or her position with the Company and its Subsidiaries and such disability will be permanent and continuous during the remainder of his or her life.

(p)

“Plan Interest Rate,” as used with respect to any day during a calendar year, shall mean a rate per annum equal to the yield to maturity on a 10-Year Treasury Note as of the close of the first business day of such calendar year.

(q)

“Qualified Plan,” as used with respect to any time, shall mean the Phillips-Van Heusen Corporation Pension Plan as in effect at the time with respect to which such term is used.

(r)

“Subsidiary” shall mean a corporation (other than the Company) included in an unbroken chain of corporations beginning with the Company if, at the time with respect to which such term is used, each of the corporations other than the last corporation in such unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

(s)

“Supplemental Savings Plan,” as used with respect to any time, shall mean the Phillips-Van Heusen Corporation Supplemental Savings Plan as adopted by the Board effective as of January 1, 1991 and as in effect at the time with respect to which such term is used.

(t)

“Termination Date,” as used with respect to a Participant, shall mean the date on which the employment of such Participant by the Company and all of its Subsidiaries shall terminate; provided, however, if the Subsidiary by which a Participant is employed shall cease to be a Subsidiary, and if such Participant shall not thereupon become an employee of the Company or another Subsidiary, his or her employment by the Company and its Subsidiaries shall be deemed to have terminated.  Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated employment with the Company and its Subsidiaries with respect to any benefits other than Grandfathered Amounts, unless he or she would be considered to have incurred a

“termination of employment” from the Company and its Subsidiaries within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).

(u)

“Vested Percentage,” as used with respect to a Participant and with respect to any date, shall mean (a) one hundred percent (100%) if his or her employment by the Company and all of its Subsidiaries shall have terminated on or prior to such date by reason of his or her death or his or her Permanent Disability or after he shall have completed five (5) consecutive years of employment with the Company and/or any of its Subsidiaries and (b) zero percent (0%) if his or her employment by the Company and its Subsidiaries shall have terminated on or prior to such date under any other circumstances; provided, however, that the Vested Percentage of a Participant referred to in Section 1.02(b) of the Plan shall be zero percent (0%) if his or her employment by the Company and its Subsidiaries shall have terminated, other than due to death or disability (as defined in Treasury Regulation §1.409A-3(i)(4)), on or prior to the one-year anniversary of the date that the Participant’s Distribution Election is filed (or deemed filed) under Section 1.03 of the Plan.

Notwithstanding the foregoing, a Participant shall not have any vested interest in such portion of his or her benefit under the Plan that accrues on or after January 1, 2007 unless (i) the sum of his or her attained age and Credited Vesting Years equals or exceeds sixty-five (65), and (ii) while employed by the Company, he or she has attained age fifty (50) and has completed at least ten (10) Credited Vesting Years.  For purposes of the foregoing, the term “Credited Vesting Years” shall have the meaning assigned thereto under the Qualified Plan.

ARTICLE VII

Amendment; Termination

7.01

Amendments and Termination.  The Company may, at any time and from time to time, pursuant to a resolution of the Board, amend the terms and provisions of the Plan and may, at any time, similarly terminate the Plan; provided, however, that no such amendment or termination shall impair the Company’s obligation to make payment or distribution of the amounts theretofore earned under the Plan.

ARTICLE VIII

Construction

8.01

Governing Law.  The Plan shall be construed and regulated in accordance with the laws of the State of New York.

8.02

Gender Neutral.  To the extent that the context shall permit, any masculine pronoun used herein shall be construed to include also the similar feminine pronoun, any feminine pronoun used herein shall be construed to include also the similar masculine pronoun, any singular word so used shall be construed to include also the similar plural word and any plural word so used shall be construed to include also the similar singular word.

8.03

Dates.  Any reference herein to any date or day shall, except as otherwise specifically provided herein, be deemed to be a reference to the close of business on such date or day.

ARTICLE IX

Execution

IN WITNESS WHEREOF, the Company has caused this Plan, as amended and restated herein, to be executed in its name and on its behalf by its duly authorized officer this 16th day of November, 2007.

PHILLIPS-VAN HEUSEN CORPORATION

By:  David F. Kozel